Exhibit 99.1 Royal Oak Mines Inc. press release, dated March 31, 1998.

                      	FOR IMMEDIATE RELEASE FROM KIRKLAND

                                 	March 31, 1998


                	Royal Oak Announces 1997 Results of Operations


Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today the unaudited operating results for the fourth quarter and year ended
December 31, 1997. All figures are in thousands of Canadian dollars unless otherwise stated.

                       	Fourth Quarter and Year Highlights

Financial Position

                             	December 31, 1997        	December 31, 1996

Cash                                       	568                  	197,766
Total assets                           	843,386                  	821,630
Net debt (1)                           	274,136                   	46,876
Shareholders' equity                   	316,378                  	451,366

(1)	Net debt = Notes payable + current and non-current capital leases - cash

- Strategic mine closures to improve future mine operating margins
- Gold production of 66,919 ounces in fourth quarter, and 351,349 ounces for the year
- Cash costs of US$274 per ounce in fourth quarter, and US$330 per ounce for the year
- Cash provided by operating activities of $104.5 million in fourth quarter, and $67.3 million in 1997
- Realized gold price of US$327 per ounce in fourth quarter, and US$393 per ounce for the year
- Construction of Kemess Mine over 92% complete and scheduled for start-up in early May of 1998
- Hope Brook Mine placed on care and maintenance
- Colomac operations closed down in December of 1997, on completion of milling of stockpiled ore, and placed on care and maintenance


Operating Results
                               	Three months ended   	Twelve months ended
	                                     	December 31           	December 31
	                                 	1997      	1996        	1997     	1996
                               --------    -------  	  --------   -------
Gold production (ounces)        	66,919    105,548     	351,349  	389,203
Revenue                         	30,395    	71,999     	191,167  	255,168
Cash provided by
  operating activities         	104,472    	15,900      	67,251   	57,259
Cash provided by
  operating activities
  per share (C$)                  	0.75      	0.11        	0.48      0.42
Net income (loss)              	(72,651)  	(21,306)   	(135,215)  	(5,985)
Net income (loss) per share (C$) 	(0.52)    	(0.15)      	(0.97)   	(0.04)

Cash cost of production (US$/oz)   	274       	357          330      	343
Average spot gold price (US$/oz)   	307       	376         	331      	388
Average realized gold price (US$/oz)327       	505         	393      	481
Weighted average common shares
  outstanding (millions)       	138.930   	138.734     	138.892  	136.758
Period-end common shares
  outstanding (millions)       	138.940    138.845     	138.940  	138.845


In 1997, gold production was on budget at 351,349 ounces, but was 10% lower than the record 389,203 ounces produced in 1996. The decrease in production in 1997 was mainly due to the permanent closure of the Hope Brook Mine in September after depletion of ore reserves, and the Colomac Mine in December for economic reasons. Both mines have been placed on care and maintenance. Gold production in the fourth quarter of 1997 was 66,919 ounces, 38,629 ounces less than the 105,548 ounces produced in the same period a year earlier, and mainly reflects the closure of the Hope Brook and Colomac mines.

Revenue of $191.2 million in 1997 included hedging gains of $33.7 million and was 25% less than record revenue of $255.2 million reported in 1996 when hedging gains were $51.3 million. In the fourth quarter of 1997, revenue was $30.4 million compared to revenue of $72.0 million in the comparable period of 1996. The decrease in revenue in both periods was due to the combined impacts of lower production and lower average realized gold prices. The average realized gold price in 1997 was US$393 per ounce compared to the record US$481 per ounce in 1996. In the fourth quarters of 1997 and 1996, the realized prices were US$327 per ounce and US$505 per ounce, respectively.

In 1997, the Company incurred a loss of $135.2 million, or 97 cents per share, compared to a loss of $6.0 million, or 4 cents per share, in 1996. The loss in 1997 reflected a provision for loss on currency and commodity contracts of $46.3 million, (approximately $22 million of realized losses and approximately $24 million of unrealized losses) of which $32.2 million was incurred in the fourth quarter; a $34.1 million loss on investments in gold mining companies, of which $33.0 million was reported in the fourth quarter; and a write-down of $39.7 million on the Colomac assets, which was reported in the second quarter.
 In the fourth quarter of 1997, the Company incurred a loss of $72.7 million, or 52 cents per share, compared to a loss of $21.3 million, or 15 cents per share, in the comparable period a year ago.

In 1997, cash costs were US$330 per ounce, 4% lower than US$343 per ounce for the prior year. The reduction in cash costs reflected closure of the high cost Colomac and Hope Brook mines in the latter part of the year, as well as the implementation of cost control measures such as reducing the workforce at the Pamour and Giant mines in the fourth quarter. In the fourth quarter of 1997, cash costs of US$274 per ounce were 23% lower than the US$357 per ounce reported in the same period a year earlier.

      Year End 1997 Ore Reserves Reflect Lower Gold Prices

The Company reported estimated mineable ore reserves of 7.0 million ounces of gold at December 31, 1997 compared to 9.9 million at the end of the previous year. The decrease reflects a gold price of $495 per ounce (US$350 per ounce) compared to $527 per ounce (US$390 per ounce) a year earlier. The Company reported a total resource of approximately 19.5 million ounces of gold at the end of 1997 compared to 17.3 million ounces at the end of 1996. In addition, the Company reported an estimated mineable copper ore reserve of 996 million pounds at Kemess at the end of 1997, calculated at a copper price of US$0.95 per pound, compared to 990 million pounds of copper, calculated at a copper price of US$1.10 per pound, at the end of 1996. The estimated total copper resource at the end of 1997 was 10.7 billion pounds and includes the resource at the Namosi deposit in Fiji, which was not included in the resource of 1.6 billion pounds of copper reported at the end of 1996.

   Production and Cash Cost Estimates for 1998 and 1999

The Company expects to commence production at the Kemess Mine in May of this year. In 1998, the Company plans to produce a total of approximately 363,000 ounces of gold at an estimated cash cost of US$208 per ounce, net of copper credits at US$0.80 per pound.
 In 1999, when the Kemess Mine is expected to be in full production, budgeted total production is approximately 477,000 ounces of gold at an estimated cash cost of US$182 per ounce, net of copper credits at US$0.90 per pound. The Company currently does not have any gold production sold forward.

                        Subsequent Events

Subsequent to the end of the year, on March 25, 1998 the Company announced that it had obtained US$120 million, subject to various approvals and completion of customary documentation, to refinance and fund the completion of the Kemess Mine. The financing is in the form of Senior Secured Notes arranged by Trilon Financial Corporation of Toronto.

The Company has requested an extension to the filing date for its Form 10-K from the Securities and Exchange Commission until the financing has been completed.

                             Outlook

Commenting on the long-term outlook for Royal Oak, the Company's President and Chief Executive Officer, Margaret Witte, said,
"Our operating results in 1997 reflected a challenging year as we had to deal with the impact of significantly lower gold prices than in the previous three years. The Company has taken aggressive steps by shutting down unprofitable assets and writing down currency positions due to the weak Canadian dollar. Furthermore, the cost-cutting measures taken in the fourth quarter of last year at the Pamour and Giant mines has continued into the first quarter this year where cash costs are approximately US$285 per ounce, and below the current price of gold. Notwithstanding these difficulties, we are extremely encouraged by the long-term outlook for the Company as we plan to commence production in May at the low-cost, long-life Kemess gold-copper mine. Kemess represents the anticipated turnaround of Royal Oak, and the cash flow that the mine is expected to generate, particularly when gold and copper prices return to levels of the last three years, should enable the Company to grow with less reliance on the capital markets than in the past. We appreciate the support of our employees and the holders of our securities during the past year, and look forward to sharing with you the results of operations at Kemess over the next few quarters."

For further information contact:	  		or in Europe contact:

Mr. J. Graham Eacott			          	  	Mr. David Williamson
Vice-President, Investor Relations			David Williamson Associates Limited
Royal Oak Mines			                 		International Investor Relations
5501 Lakeview Drive				             	15 St. Helen's Place, 3rd Floor
Kirkland, WA 98033-7314			          	London, England  EC3A 6DE
Telephone:	(425) 822-8992         			Telephone:	011-44-171-628-3989
Facsimile:	(425) 822-3552		         	Facsimile:	011-44-171-920-0563

          Internet site: http://www.royal-oak-mines.com



                         ROYAL OAK MINES INC.
                     Consolidated Balance Sheets
                 (in thousands of Canadian dollars)
                             (Unaudited)

                                                  	December 31	December 31
                                                         	1997       	1996
                                                  	=========== ===========
ASSETS
Current Assets
  Cash and cash equivalents                       	$       568   	$197,766
  Marketable securities                                 	9,875     	28,259
  Receivables                                          	30,923     	17,492
  Inventories                                          	21,120     	61,844
  Prepaid expenses                                      	3,967      	7,729
                                                	  ----------- -----------
     Total current assets                              	66,453    	313,090
Property, Plant and Equipment                         	730,314    	482,733
Long-term Investments                                  	12,145     	16,586
Reclamation and Other Deposits                         	14,332         	--
Deferred Charges and Other Assets                      	20,142      	9,221
                                                  ------------	-----------
                                                     	$843,386   	$821,630
                                                  ============ ===========
LIABILITIES
Current Liabilities
   Accounts payable                                  	$108,888  	$  21,094
   Accrued payroll costs                                	2,599      	3,514
   Deferred revenue                                    	20,085     	10,994
   Capital leases                                       	4,531      	2,514
   Income taxes payable                                 	1,723      	3,894
   Senior subordinated notes interest payable          	10,326     	10,180
   Accrued unrealized loss on derivatives              	21,327         	--
   Retainage payable                                   	14,698         	--
   Other current liabilities                            	9,135     	20,383
                                                 	------------ -----------
     Total Current Liabilities                        	193,312     	72,573

Deferred Revenue                                       	23,330     	22,897
Other Liabilities                                      	57,427     	29,930
Senior Subordinated Notes                             	250,338    	239,680
Deferred Income Taxes                                   	2,532      	5,064
Minority Interest in Subsidiary Companies	                  69        	120
                                                 	------------	-----------
TOTAL LIABILITIES                                     	527,008    	370,264
                                                 	------------	-----------
Contingencies and commitments

SHAREHOLDERS' EQUITY
Capital Stock
   Common stock
   Authorized - unlimited
   Outstanding - 138,940,263
         (1996 - 138,845,263)                         	379,040    	378,813
Retained Earnings (Deficit)                           	(62,662)    	72,553
                                                 	------------ -----------
TOTAL SHAREHOLDERS' EQUITY                            	316,378    	451,366
                                                 	------------	-----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           	$843,386   	$821,630
                                                 	============	===========

                            ROYAL OAK MINES INC.
        Consolidated Statements of Income and Retained Earnings (Deficit)
           (in thousands of Canadian dollars except per share amounts)
                                (Unaudited)
                                            	Year ended December 31
                                    ----------------------------------------
                                           	1997         	1996         	1995
                                   	------------  ------------	 ------------
REVENUE                                	$191,167     	$255,168     	$208,311
EXPENSES
  Operating                             	160,522       181,869      	182,024
  Royalties and marketing                 	1,986        	2,904        	2,535
  Administrative and corporate            	9,617        	9,339        	8,549
  Depreciation and amortization          	22,200       	24,900       	13,645
  Reclamation                             	4,054        	2,663        	1,250
  Exploration and other                  	10,257        	4,742          	619
  Provision for (Recovery of) loss
    on foreign currency and commodity
    contracts                             46,294          (453)       (5,244)
                                   	------------ 	------------ 	------------
      Total operating expenses          	254,930      	225,964      	203,378
                                   	------------ 	------------ 	------------
OPERATING INCOME (LOSS)                 	(63,763)      	29,204        	4,933

OTHER INCOME (EXPENSE)
  Interest and other income
   (expense), net                         	4,549        	6,053       	12,701
  Interest expense                         	(704)        	(378)        	(298)
  Senior subordinated notes interest    	(26,737)     	(10,089)          	--
  Interest capitalized                   	22,906        	5,362	           --
  Foreign currency translation on
   senior subordinated notes               	(364)         	190	           --
  Write-down of mine assets             	(39,700)     	(37,633)        	(891)
  Gain (loss) on investments            	(34,112)       	2,691        	8,309
                                   	------------ 	------------ 	------------
INCOME (LOSS) before undernoted        	(137,925)      	(4,600)      	24,754

  Income and mining taxes
   (recovery/(expense)) - current         	2,279         	(900)      	(1,542)
  Income and mining taxes
   (recovery/(expense)) - deferred        	2,532	           --           	--
  Minority interest                          	52           	50          	594
  Equity in income (loss) of
   associated companies                  	(2,153)        	(535)        	(637)
                                   	------------ 	------------ 	------------
NET INCOME (LOSS)                      	(135,215)      	(5,985)      	23,169
RETAINED EARNINGS
 - BEGINNING OF PERIOD                   	72,553       	78,538       	55,369
                                   	------------ 	------------ 	------------
RETAINED EARNINGS (DEFICIT)
 - END OF PERIOD                      	$ (62,662)  	$   72,553   	$   78,538
                                   	============ 	============  ============
EARNINGS (LOSS) PER SHARE - BASIC   	$     (0.97) 	$     (0.04)	$       0.20
                                   	============ 	============ 	============
EARNINGS (LOSS) PER SHARE
 - FULLY DILUTED                    	$     (0.97) 	$     (0.04)	$       0.20
                                   	============ 	============ 	============
Weighted average number of common
 shares outstanding (000's)             	138,892      	136,758      	117,900
                                   	============ 	============ 	============


                                   ROYAL OAK MINES INC.
                          Consolidated Statements of Cash Flow
                           (in thousands of Canadian dollars)
                                     (Unaudited)

                                              	Year ended December 31
                                    -------------------------------------------
                                            	1997          	1996          	1995
                                   	------------- 	------------- 	-------------
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
  Net (loss) income for the period     	$(135,215)   	$   (5,985)    	$  23,169
  Items not affecting cash:
    Depreciation and amortization         	22,200        	24,900        	13,645
    Reclamation                            	4,054         	2,663         	1,250
    Deferred income tax                   	(2,532)           	--            	--
    Provision for (Recovery of)
     unrealized loss on foreign currency
     and commodity contracts	              24,254           (453)        (5,244)
    Foreign currency translation on
     senior subordinated notes               	364          	(190)           	--
    Write-down of mine assets             	39,700        	37,633           	891
    Write-down of resource properties
     and mine development                  	8,229           	144            	--
    Equity loss and write-down of
     long-term investments                 	3,424           	535           	637
    Deferred charges and other                	90           	335          	(593)
                                   	------------- 	------------- 	-------------
                                         	(35,432)       	59,582        	33,755
Net change in other operating items      	102,683        	(2,323)       	(1,995)
	                                   ------------- 	------------- 	-------------
Net cash provided by operating
 activities                               	67,251        	57,259        	31,760
                                   	------------- 	------------- 	-------------
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
  Issue of common shares                     	227       	116,855        	14,595
  Capital lease obligation                	19,404         	1,711            	--
  Issue of senior subordinated notes          	--       	239,870	            --
  Issue costs of senior subordinated
   notes and secured debt                   	(254)       	(8,786)           	--
  Accrued reclamation on acquisition
   of Red Mountain                            	--            	--         	3,000
  Deferred credits and other                  	--           	290          	(300)
                                   	------------- 	------------- 	-------------
Net cash provided by financing
 activities                               	19,377       	349,940        	17,295
                                   	------------- 	------------- 	-------------
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
  Investment in Kemess capital assets
   through purchase of companies              	--      	(201,976)           	--
  Decrease in long-term investments        	1,017        	26,882            	--
  Proceeds from asset sales                	7,075            	--            	--
  Investment in capital assets through
   purchase of Consolidated Professor
   Mines Limited                               --        (16,100)            --
  Additions to property, plant and
   equipment                            	(421,343)     	(146,170)      	(66,018)
  British Columbia Government assistance 	131,833        	22,326            	--
  Reclamation and other deposits         	(14,332)           	--            	--
  Investment in exploration and
   non-producing properties, net          	(5,252)       	(7,697)      	(19,025)
  Other assets                            	(1,208)         	(820)         	(568)
                                   	------------- 	------------- 	-------------
Net cash used in investing activities   	(302,210)     	(323,555)     	(85,611)
                                   	------------- 	------------- 	-------------
INCREASE (DECREASE) IN CASH AND MARKETABLE
  SECURITIES DURING PERIOD	              (215,582)	       83,644       (36,556)
CASH AND MARKETABLE SECURITIES AT
  BEGINNING OF PERIOD                    	226,025       	142,381      	178,937
                                   	------------- 	------------- 	-------------
CASH AND MARKETABLE SECURITIES AT
  END OF PERIOD                     	$     10,443   	$   226,025  	$   142,381
                                   	============= 	============= 	============
